SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☑	Preliminary Information Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

        U. S. Rare Earth Minerals, Inc.

(Name of Registrant as Specified in Its Charter)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed: August 1, 2018

U.S. Rare Earth Minerals, Inc.

23 South 6th, Panaca, NV 89042

August 1, 2018

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDER

To Our Stockholder

Please be advised that our principal stockholder, owning sixty-three and three-tenths percent (63.3%) of our issued and outstanding shares of common stock has approved, by written consent in lieu of a stockholders’ meeting specifically, to effect a reverse stock split of our issued and outstanding common stock on a thirty (30) shares into one (1) share basis.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE PRINCIPAL STOCKHOLDER IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THE ACTIONS

This information statement provides information to you regarding recent action taken by the Board of Directors of U.S. Rare Earth Minerals, Inc. (“Company”) to authorize a reverse split of the outstanding and issued common stock of Company, at a Board of Director’s Meeting on July 30, 2018, pursuant to Nevada Revised Statutes (NRS) § 78.320. The reverse split will result in a reduction of the number of outstanding and issued shares of common stock so that after the split becomes effective the shares of common stock will be reduced to 1 share for each 30 shares currently issued and outstanding. The company has outstanding and issued the sum of 111,336,350. After the split the Company will have 3,681,211 outstanding and issued shares of common stock of shares. The reverse split applies to the outstanding and issued shares of common stock and the previously issued and outstanding preferred stock. There are 440,500 outstanding shares of the Company’s preferred stock. After the Reverse Stock Split there will be 14,683 shares of preferred stock outstanding. The Company’s authorized 300,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock will remain unchanged.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. The reverse split will become effective at the opening of business on August 27, 2018.

Your vote is not required to take any action or approve any of this action, and this information statement is not a request for your vote or a proxy. This information statement is furnished only to inform you of the written consent action taken by the Board of Directors of the Company on July 30, 2018 above and before it takes effect in accordance with Rule 14c-2 promulgated under the Securities and Exchange Act of 1934, as amended. This information statement is first being mailed on or about August 13, 2018 to holders of record on August 22, 2018 and we anticipate the effective date of the actions to be August 27, 2018, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is for information purposes only and explains the actions taken by written consent. Please read the Information Statement carefully. It is not a solicitation for any purpose.

Very truly yours,

U.S. Rare Earth Minerals, Inc.

By:	/s/ Quincy Farber

Quincy Farber, President

U.S. Rare Earth Minerals, Inc.

23 South 6th, Panaca, NV 89042

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Nevada law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under applicable Nevada law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

Reason for the Reverse Stock Split

On July 30, 2018, our Board of Directors approved a reverse stock split of our issued and outstanding common stock. See Exhibit 3.1 hereto. On the same day, our majority shareholder consented to the same. Our Board of Directors did so because they determined that it is in our best interest to effectuate a reverse stock split of our issued and outstanding shares on the basis of thirty (30) shares into one (1) share. The reverse stock split may also be referred to as a decrease in the outstanding shares. The reduction in the number of outstanding shares through the reverse stock split will provide flexibility in future corporate development and may increase the per share market price of our common stock which may provide a more favorable trading market for the shares.

While a decrease in the number of shares issued and outstanding may cause an increase in the trading price of our shares, no assurance can be given that the trading price of the stock will increase after the reverse split becomes effective. The trading price of the shares may remain the same or even be less. Lower priced shares are looked upon with disfavor by the regulatory authorities. Some investors also do not invest in low priced stocks.

Our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share has one non-cumulative vote, equal participation in dividends declared by the board of directors, and any distribution of assets upon liquidation.

Holders have no preemptive right to acquire additional shares and our common stock is not subject to redemption and has no subscription or conversions rights.

Under Nevada law, a corporation may accomplish a reverse stock split without decreasing the number of authorized shares of the same class if the board of directors adopts a resolution stating the proposal to decrease the number of issued and outstanding shares of a class or series and the proposal is approved by the vote of stockholders with a majority of the voting power of the outstanding shares of the affected class or series.

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No fractional shares will be issued in the reverse split. Stockholders who would be entitled to receive fractional shares will not receive cash. Instead, the number of shares evidenced by a certificate which when applying the reverse split ratio ends up with fractional shares will be rounded up to the next whole number.

Effects of the Reverse Stock Split

The Company is currently authorized to issue 300,000,000 shares of Common Stock. As a result of the one (1) for thirty (30) reverse stock split, the Company will be continue to be authorized to issue 300,000,000 shares of Common Stock. As of August 1, 2018, there were 111,336,350 shares of Common Stock outstanding. As a result of the reverse stock split, there will be approximately 3,711,211 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

Effective Date; Symbol; CUSIP Number

The reverse stock split becomes effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on August 1, 2018 (the “Effective Date”), whereupon the shares of common stock will begin trading on a split-adjusted basis. On the Effective Date, the Company’s trading symbol will change to “USMND” for a period of 20 business days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “USMN”. In connection with the Reverse Stock Split, the Company’s CUSIP number will change to 903410 306.

Split Adjustment; No Fractional Shares

On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the reverse stock split, divided by (ii) 30.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares

Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the reverse stock split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the reverse stock split to each requesting stockholder. We would also encourage you to call Action Stock Transfer before sending in your certificates to determine the cost of getting new, post-split certificates issued. This is not a cost or expense that will be borne by the Company nor is the Company responsible if your shares get lost while being transmitted to Action Stock Transfer.

Action Stock Transfer

2469 E. Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

(801) 274-1088 voice

(801) 274-1099 fax

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The Owners of a majority of the shares of the outstanding common stock have, by consent, approved the Reverse Stock Split

The owners of a majority of the shares of the outstanding common stock have, by consent, approved the Reverse Stock Split. Also, the Board of Directors has approved the Reverse Stock Split. The terms of the Reverse Stock Split are discussed in other places herein.

Capitalization

There are 440,500 outstanding shares of the Company’s preferred stock. After the Reverse Stock Split, the Company’s outstanding shares of preferred stock will be 14,683 and the authorized preferred stock of 50,000,000 shares will remain unchanged.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the reverse stock split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the reverse stock split will be appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities are exercisable or convertible by 5 and multiplying the exercise or conversion price thereof by 50, as a result of the reverse stock split.

OTHER MATTERS

The entire cost of furnishing this information statement will be borne by Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

The Company will pay the costs of sending out the Information Statement once the SEC has no more comments, assuming it does. At such time as we are able to file a Definitive Information Statement on Edgar, we will be in a position to mail this Information Statement out to the stockholders.

We are sending this Information Statement to shareholders to comply with regulatory requirements. Your consent or vote to the above actions is not required and is not being solicited.

TAX CONSEQUENCES

The following comments pertain to U.S. persons. Stockholders should consult with their tax advisors regarding their particular situation as the relevant circumstances may cause a different result or application of the tax statutes.

Generally no gain or loss occurs when pre-split shares are exchanged for post-split shares. It is believed that the transaction qualifies as a tax free exchange. Shareholders are urged to consult with their tax advisors regarding any tax implications. The holding period and the aggregate tax basis should remain unchanged. The particular facts and circumstances of an individual shareholder may have different results and stockholders are advised to seek advice and counsel from their tax advisors.

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NO ISSUANCE OF ANY ADDITIONAL SHARES AT THIS TIME

We have no obligations or agreements to issue any additional shares of common or preferred stock at this time.

NO APPRAISAL OR DISSENTERS RIGHTS

Under the Nevada Revised Statutes, our shareholders are not entitled to dissenters’ or appraisal rights with respect to the proposed Amendments and changes to our Articles and we will not independently provide our stockholders with any such rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments which are not shared by all other stockholders, pro rata.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by security holders.

OUTSTANDING VOTING STOCK AND CONSENTING MAJORITY STOCKHOLDER

 The following table sets forth the ownership of our common Stock as of the date of this document for each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, each director of the Company, and each person intended to file a written consent to the adoption of the Amendments, and all directors, executive officers and designated shareholders of the Company as a group. The information as to beneficial ownership was provided to the Company from its shareholder list. As of the date of this document, there were 111,336,350 shares of common stock and 440,500 shares of preferred issued and outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Ownership of Common Stock Outstanding
ACFF, LLC
1621 Central Avenue Cheyenne, WY	70,500,000	63.3%

Larry Bonafide
46340 Manitou Dr. Indian Wells, CA 92210	7,376,858	6.6%

D. Quincy Farber 11893 Deer Valley Trail Dubuque, IW 52001	6,316,000	5.7%

David Lee 39 Lincoln Place Rancho Mirage, CA 92270	1,752,000	1.6%

Nathan Marks 444 Morning Sun Court Nampa, ID 83686	1,501,854	1.3%

Directors, officers and 5% or more holders as a group (5 persons only)	87,446,712	78.5%

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The consenting shareholder above, namely, our majority shareholder, AFCC, LLC, voted in favor of the proposed actions described herein by written consent. See Exhibit 3.1 attached hereto. The consenting shareholder received no payment or other consideration for the consent.

ADDITIONAL INFORMATION

Presently AFCC, LLC has 70,500,000 shares of common stock issued and outstanding. The reverse split will reduce that number to 2,350,000 shares of common stock and the reverse split will be effective for the presently issued and outstanding shares.

Because no new shares are being issued in conjunction with the reverse split, the shareholders of U.S. Rare Earth Minerals, Inc., will NOT experience a dilution of ownership. See discussion above titled EFFECTS OF THE REVERSE STOCK SPLIT.

STATE FILING

The reverse stock split was effected by the Company filing a Certificate of Change (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada on December 19, 2013. The Certificate is not effective until the Effective Date. Under Nevada law, no amendment to the Company’s Articles of Incorporation is required in connection with the reverse stock split. A copy of the Certificate is attached hereto as Exhibit 3.2 and incorporated herein by reference.

EXHIBITS

3.1	Consent Resolution of the Board of Directors of the Company authorizing the 1 for 30 reverse split but the Articles of Incorporation will not be amended.
3.2	Certificate of Change.

NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED.

WE ARE NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.

THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS OF U.S. RARE EARTH MINERALS, INC.

Date: August 1, 2018.	/s/ D. Quincy Farber
D. Quincy Farber, President,
U.S. Rare Earth Minerals, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2018.	/s/ D. Quincy Farber
D. Quincy Farber, President,
U.S. Rare Earth Minerals, Inc.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Henry C. Casden

Attorney at Law

74090 El Paseo Ste. 200

Palm Desert, CA 92260

Telephone: (855)447-4442

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